278719272 v2 INSTIL BIO, INC. December 8, 2022 Timothy Moore Via E-Mail Re: Separation and Consulting Agreement Dear Tim: This letter sets forth the terms of the separation and consulting agreement (the “Agreement”) that Instil Bio, Inc. (the “Company”) is offering to aid in your employment transition. 1. Separation. Your last day of work with the Company and your employment termination date will be December 8, 2022 (the “Separation Date”). 2. Final Pay. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused PTO earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement. 3. Severance Payment. If you timely sign this Agreement, allow it to become effective, and comply with your obligations under it (collectively, the “Severance Preconditions”), then the Company will pay you, as severance, the equivalent of nine (9) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings. This amount will be paid in a lump sum within ten (10) days after the Effective Date (as defined below). 4. Health Insurance. Your participation in the Company’s group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you may be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage. As an additional severance benefit, provided that you satisfy the Severance Preconditions and timely elect continued coverage under COBRA, the Company shall reimburse you or pay directly (at the Company’s discretion) for the COBRA premiums to continue your health insurance coverage (including coverage for eligible dependents, if applicable) through the period starting on the Separation Date and ending on the earliest to occur of: (a) the date that is nine (9) months after the Separation Date; (b) the date you become eligible for group health insurance coverage through a new employer; or (c) the date you cease to be eligible for COBRA coverage for any reason (the “COBRA Premiums”). DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law, then the Company instead shall pay you a fully taxable cash payment equal to the remaining COBRA Premiums due under this Section, subject to applicable tax withholdings, which you may, but are not obligated to, use toward the cost of COBRA premiums. In the event you become covered under another employer's group health plan or otherwise cease to be eligible for COBRA during the time that the Company is providing the COBRA Premiums, you must immediately notify the Company of such event. 5. Consulting Agreement after Separation Date. If (i) you timely sign, date, and return this fully signed Agreement to the Company and allow it to become effective, and (ii) you have complied with your obligations under and have not breached any provision of this Agreement (including without limitation all applicable terms under your signed Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement referenced below), then the Company will engage you as a consultant on the terms specified below: 5.1 Consulting Period. Your consulting engagement will begin on the Separation Date and will continue for three months, unless terminated earlier pursuant to Section 5.8 below. Your full consulting engagement will be referred to as the “Consulting Period”. 5.2 Consulting Services. You agree to provide consulting services to the Company in any area of your expertise and as requested by the Company (the “Consulting Services”) and you agree to make yourself available to perform the Consulting Services on an as needed basis for no more than an average of eight hours per week upon request from the Company, although you and the Company are not agreeing to any minimum amount of time that your services will be requested during the Consulting Period. During the Consulting Period, you will report directly to me. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. The Consulting Services shall constitute a permanent reduction in your services to the Company to not more than 20% of the average level of bona fide services you provided to the Company during the 36-month period immediately preceding the Separation Date (or such lesser period of time you have been with the Company), such that any such Consulting Services shall be deemed a “separation from service” under Section 409A (as defined below). You will not be required to report to the Company’s offices during the Consulting Period, except as specifically requested by the Company. When providing such services, you shall abide by the Company’s policies and procedures. 5.3 Consulting Compensation. (a) Cash Compensation. In consideration for the Consulting Services rendered pursuant to this Agreement, you will be compensated at a rate of $500/hour, payable on a monthly basis, for Consulting Services provided by you as requested by the Company. You must submit monthly invoices to me detailing the Consulting Services rendered to receive timely payment. You will be compensated for all properly submitted invoices in accordance with the Company’s regular payment schedule for consultants. DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 (b) Continued Equity Vesting. During your employment with the Company, you were granted options to purchase shares of Common Stock (the “Options”) pursuant to applicable stock option agreement(s), grant notice(s), the Company’s applicable Equity Incentive Plan(s) and other grant documents (collectively, the “Equity Documents”). During the Consulting Period, vesting of the Options will continue as set forth in the Equity Documents, subject to your compliance with this Agreement and your continued service on each applicable vesting date. Upon termination of the Consulting Period, vesting of the Options will cease. Your right to exercise any vested shares subject to the Options and all other rights and obligations with respect to such Options will be as set forth in the Equity Documents. You understand that, to the extent the Options are intended to, and do, qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, such Options will cease to so qualify to the extent not exercised before the date that is three months after the Separation Date. 5.4 Tax Treatment. You will be responsible for all taxes with respect to any consulting compensation paid to you, and you agree to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of or in connection with the consulting fees. 5.5 Independent Contractor Status. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act or other laws or regulations governing employment relationships. 5.6 Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with my express written authorization. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so. 5.7 Proprietary Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Any and all work product you create in the course of performing DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 the Consulting Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services. 5.8 Termination of Consulting Period. Without waiving any other rights or remedies, you or the Company may terminate the consulting relationship at any time and for any reason upon five business days advance notice to the other party. You or the Company may terminate the Consulting Period immediately upon the other party’s breach of this Agreement. 5.9 Other Work Activities / Non-Competition. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your work for the Company. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will not obtain employment with or perform competitive work for any business entity, or engage in any other work activity that is competitive with the Company. 5.10 Representations. You represent and warrant that you are self-employed in an independently established trade, occupation, or business, maintains and operate a business that is separate and independent from the Company’s business, hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and will perform work for the Company that you understand is outside the usual course of the Company’s business. The Company will make reasonable arrangements to enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage. 6. No Other Compensation or Benefits. You acknowledge and agree that: the benefits provided in this Agreement are in lieu of the severance benefits provided in Section 6 of the employment agreement between you and the Company dated September 6, 2022 (the “Employment Agreement”); in providing you with the benefits contained this in this Agreement the Company has fully satisfied any obligation it has to you to provide you with any severance benefits pursuant to the Employment Agreement or any other severance plan, program, or agreement; and this Agreement supersedes your eligibility for and entitlement to severance benefits under the Employment Agreement and any other agreement, plan, or policy, and such eligibility and entitlement is hereby extinguished. You further acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation, severance, or benefits on or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). By way of example, you acknowledge that you have not earned and are not owed any bonus, vacation, incentive compensation, commissions or equity. 7. Expense Reimbursements. You agree that, within thirty days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 8. Return of Company Property. Within five days after the Separation Date or earlier if requested by the Company, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, financial and operational information, customer lists and contact information, product and services information, research and development information, Company device and account login and password information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and all reproductions thereof in whole or in part and in any medium. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five business days after the Separation Date or earlier if requested by the Company, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your entitlement to and receipt of the severance benefits provided hereunder are expressly conditioned upon your return of all Company property as set forth in this paragraph. Notwithstanding the foregoing, during the Consulting Period only, the Company will permit you to retain, receive, and/or use any documents and/or information reasonably necessary to perform the Consulting Services, all of which equipment, documents and information you must return to the Company upon request and not later than the last day of the Consulting Period. 9. Proprietary Information Obligations. You acknowledge and reaffirm your obligations under your signed Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. 10. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed by you in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family and to your attorneys, accountants, tax preparers and financial advisors; (b) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law; and (c) you may make such statements and disclosures as set forth in the section of this Agreement entitled “Protected Rights.” In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee or independent contractor. During the Consulting Period, you may inform others that you are serving as a consultant to the Company. DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 11. Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights.” 12. No Admissions. The promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party, and neither party makes any such admission. 13. Release of Claims. 13.1 General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”). You acknowledge that you have been advised, pursuant to California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five business days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period provided by the Company, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period. 13.2 Scope of Release. The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to your employment with the Company, or the decision to terminate that employment; (b) all claims related to compensation or benefits from the Company, including salary, bonuses, commissions, vacation, paid time off, sick time, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract (including without limitation breach of the Employment Agreement), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 in Employment Act of 1967, as amended (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended). 13.3 ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in this Section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have twenty-one days to consider this Agreement (although you may choose voluntarily to sign it earlier); (d) you have seven days following the date you sign this Agreement to revoke it (by providing written notice of your revocation to me); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”). 13.4 Excluded Claims/Protected Rights. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (a) any rights or claims for indemnification either party may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (b) any rights which cannot be waived as a matter of law; (c) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; and (d) any claims for breach of this Agreement. 13.5 Waiver of Unknown Claims. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to your release of claims herein, including but not limited to the release of unknown and unsuspected claims. 14. Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 15. Section 409A. All payments and benefits provided under this Agreement are intended to satisfy the requirements for an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, such payments and benefits are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. For purposes of Section 409A, any installment payments provided under this Agreement will each be treated as a separate payment. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under the this Agreement is determined to be subject to (and not exempt from) Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement or in kind benefits to be provided in any other calendar year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event will any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment will only be made if such termination constitutes a “separation from service” under Section 409A. 16. Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, you have received all the leave and leave benefits and protections for which you are eligible pursuant to the federal Family and Medical Leave Act or otherwise, and you have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim. 17. Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E

278719272 v2 of any successive breach or rights hereunder. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures. If this Agreement is acceptable to you, please sign and date below within 21 days, and send me the fully signed Agreement. The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe. We wish you the best in your future endeavors. Sincerely, INSTIL BIO, INC. By: Bronson Crouch Chief Executive Officer UNDERSTOOD AND AGREED: Timothy Moore __________________________________________ Date DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E 12/8/2022

278719272 v2 EXHIBIT A EMPLOYEE CONFIDENTIAL INFORMATION, INVENTIONS, NON-SOLICITATION AND NON- COMPETITION AGREEMENT DocuSign Envelope ID: EA34A06C-9590-4A5F-B8E7-82587927C87E